UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangement of Certain Officers

On May 9, 2013, Jeffrey Weeden, KeyCorp’s Chief Financial Officer, announced that he will retire effective June 30, 2013. Mr. Weeden intends to work closely with Key’s management to ensure a smooth and successful transition of his responsibilities. Upon his retirement, Mr. Weeden will vest pro rata in his May 19, 2011 special award of performance shares and, as an employee of Key who has attained age 55 with five years of service, be entitled to receive benefits, subject to the terms of the pertinent plans, under the company’s medical, dental and vision plans; 401(k) savings plan; deferred savings plan; and second excess cash balance plan. In addition, Mr. Weeden will receive one year of salary continuation, will pro rata vest in each of his unvested long term incentive awards and will be eligible to receive a bonus equal to fifty percent of the amount payable based on Key’s performance under Key’s 2013 annual compensation plan. A copy of the press release announcing Mr. Weeden’s retirement is attached as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: May 10, 2013	/s/ Paul N. Harris
	By:	Paul N. Harris
Secretary and General Counsel